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                                                                    Exhibit 3.47
                           ARTICLES OF INCORPORATION

                                       OF

                        HOME DIALYSIS OF FAIRFIELD, INC.


     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit under Ohio Revised Code Section 1701.01, et seq., do hereby certify:

     FIRST:    The name of said corporation shall be
               HOME DIALYSIS OF FAIRFIELD, INC.

     SECOND:   The place in Ohio where its principal office is to be located is
Fairfield, Butler County, Ohio.

     THIRD:    The corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

     FOURTH:   The number of shares of stock which the said corporation is authorized to have outstanding is eight hundred fifty (850), all of which shall be without par value.

     FIFTH:    The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

     SIXTH:    The amount of stated capital with which the corporation shall begin business is Five Hundred ($500.00) Dollars.

     SEVENTH: No holder of shares of any class of this corporation shall, as such holder, have any preemptive rights in, or preemptive rights to purchase or subscribe to, any shares of the
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corporation, or any bonds, debentures, or other securities convertible into any shares of the corporation.

     IN WITNESS WHEREOF, we have hereunto subscribed our names this 8th day of June, 1994.

                              /s/ Kenneth R. Thompson, II
                              ---------------------------------------
                              KENNETH R. THOMPSON, II,
                              Incorporator


                              /s/ Linda B. Woodrow
                              ---------------------------------------
                              LINDA B. WOODROW,
                              Incorporator




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